SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of March 1, 2010, and is entered into by and among ThermoEnergy Corporation, a Delaware corporation having its principal place of business in Little Rock, Arkansas (the “Borrower”) and the persons and entities named on Schedule I hereto (collectively, the “Secured Parties”) and The Quercus Trust, for itself and as the agent for and for the benefit of the other Secured Parties (the “Agent”).  Capitalized terms not otherwise defined herein are used as defined in the Delaware Uniform Commercial Code on the date of this Agreement (the “UCC”).

WHEREAS, the Borrower is, on or about the date hereof, executing and delivering to the Secured Parties a series of 3% Secured Convertible Promissory Notes of even date herewith in the initial aggregate principal amount of $2,700,000 (the “Notes”); and

WHEREAS, it is a condition precedent to the Secured Parties’ making any advances to the Borrower under the Notes that the Borrower execute and deliver to the Secured Parties a security agreement in substantially the form hereof; and

WHEREAS, the Borrower wishes to grant a security interest in favor of the Secured Parties as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Grant of Security.  The Borrower hereby grants and otherwise pledges to the Secured Parties a continuing security interest in all of the present and future rights, title and interests of the Borrower in and to the following property, and each item thereof, all whether now or hereafter existing, or owned or acquired by the Borrower, or now or hereafter arising or due or to become due, wherever such property may be located, together with all substitutions for, replacements of, additions to, accessions to, and products, Proceeds and records of any and all of the following (collectively, the “Collateral”):

(i)	all Accounts;
(ii)	all Inventory;
(iii)	all Equipment;
(iv)	all Fixtures;
(v)	all Contracts;
(vi)	all Chattel Papers;
(vii)	all Documents;
(viii)	all Instruments;
(ix)	all Investment Property;
(x)	all Deposit Accounts;
(xi)	all General Intangibles;
(xii)	all Supporting Obligations
(xiii)	all Commercial Tort Claims;
(xiv)	all Intellectual Property; and
(xv)	all other items of tangible and intangible personal property of any and every kind and description which are not otherwise described herein;

excluding only the shares of the capital stock of CASTion Corporation, a Massachusetts corporation, owned beneficially or of record by the Borrower, which shares shall not be deemed to be part of the Collateral.

SECTION 2.  Security for Obligations.  This Agreement secures, and the Collateral is collateral security for the prompt payment or performance in full (including, without limitation, amounts that would become due but for the filing of a petition in bankruptcy) of, all amounts when due under the Notes, as well as the Borrower’s performance and observance of all covenants contained herein and in the Notes (the “Obligations”).

SECTION 3.   Agent as Agent of Investors.

(a)           The Agent shall serve and act as agent for all Secured Parties and shall take such action on their behalf under the provisions of this Agreement and shall exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein.

(b)           The Secured Parties, the Agent and the Borrower acknowledge and agree that each Note is secured by a security interest in the Collateral and that the priorities of the security interests which secure each  Secured Party’s  respective Note and its or his rights in and to the Collateral which secures such Notes shall at all times be equal and that each Secured Party shall share and be equal in priority and rights with the other Secured Parties in proportion to the then outstanding principal amounts of, plus the accrued but unpaid interest on, their respective Notes.

(c)           In the event that an Event of Default occurs, and a Secured Party gives the Agent notice thereof, the Agent shall immediately thereafter (i) give written notice of the Event of Default to all Secured Parties, and (ii) commence enforcement, collection (including judicial or nonjudicial foreclosure) or similar proceeding with respect to the Collateral; provided that while the Agent may take immediate action in its discretion in order to attempt to preserve the rights of the Secured Parties hereunder, the Agent (a) shall not be required to take any action hereunder unless and until, if requested by the Agent, the Agent receives direction from 66⅔ in interest of the Secured Parties (determined on the basis of the outstanding principal amounts of the Notes), and (b) shall take such all such actions to enforce this Agreement and to realize upon, collect and dispose of the Collateral or any portion thereof as may be directed by 66⅔ in interest of the Secured Parties; provided that the Agent shall not be required to take any action that is contrary to law or to the terms of this Agreement, or that would subject it or any of its employees or agents to liability.

(d)           The Agent acknowledges and agrees that this Agreement and the terms and provisions hereof are solely for the benefit of the Secured Parties and shall not benefit in any way any other person or entity, including, without limitation, the Borrower or any of its guarantors.  Nothing in this Agreement is intended to affect, limit or in any way diminish the security interests which the Secured Parties claim in the assets of the Borrower insofar as the rights of the Borrowers and third parties are concerned.  The Agent, on behalf of all Secured Parties, specifically reserves any and all of their respective rights, security interests and rights to assert security interests against the Borrowers and any third parties, including guarantors.

(e)           The Borrower, the Secured Parties and the Agent acknowledge and agree that each Secured Party’s respective rights and priorities with respect to the Collateral shall exist and be enforceable against the Collateral only by the Agent on behalf of all Secured Parties in accordance with the terms hereof, independent of the time or order of attachment or perfection of such Secured Party’s respective security interest, or the time or order of filing of financing statements.  The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect regardless of whether any Secured Party in the future seeks to rescind, amend, terminate or reform, by liquidation or otherwise, its or his respective agreements with the Borrower.

(f)           The Borrower, the Secured Parties and the Agent acknowledge and agree that the indebtedness and payment obligations of the Borrower with respect to each Note shall be of equal priority, no Note shall have a priority of payment over or be subordinate to any other Note, and any and all property, Proceeds or other payments received by the Agent in connection with its enforcement of the Secured Parties’ security interests as contemplated herein shall be applied promptly by the Agent to the payment to the Secured Parties pari passu of all outstanding amounts owed under their respective Notes.

(g)           Subject to the shared priority and respective rights of the Secured Parties set forth in this Agreement, the Agent, on behalf of the Secured Parties, shall be entitled to obtain loss payee endorsements and additional insured status with respect to any and all policies of insurance now or hereafter obtained by the  Borrower insuring against casualty or other loss to any property of the Borrower in which any Secured Party may have a security interest, and, in connection therewith, may file claims, settle disputes, make adjustments and take any and all other action otherwise then permitted to each Secured Party with regard thereto, which it may deem advisable with respect to any assets of the Borrower.

(h)           Neither the Agent  nor any officer or agent thereof shall be liable to the Borrower or the Secured Parties for monetary damages for any action taken or omitted to be taken by the Agent except for liability (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (ii) for any transaction from which the Agent or such officer or agent thereof derived an improper personal benefit.

(i)           The Borrower shall indemnify and hold harmless the Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys’ fees) of any kind whatsoever which may be imposed on, incurred by or asserted against the Agent in connection with or in any way arising out of this Agreement; provided, however, that the Borrower shall not be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.   The Borrower shall upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Secured Parties hereunder, or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.   In the event the Borrower fails to comply with its obligations under this Section 3(i), after commercially practicable efforts by the Agent to obtain such compliance, each of the Secured Parties agrees to contribute and pay to the Agent its or his pro rata share of all such obligations.

SECTION 4.  Representations, Warranties and Covenants. The Borrower represents, warrants and covenants as follows:

(a)           The Borrower is a corporation existing and in good standing under the laws of the State of Delaware.

(b)           The Borrower is duly empowered and authorized to enter into and perform its obligations under this Agreement and all other instruments and transactions contemplated hereby or relating hereto.  The Borrower is duly empowered and authorized to own and to grant security interests in the Collateral.  The execution, delivery and performance by the Borrower of this Agreement, of the Notes and of all other instruments contemplated hereby do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon the Borrower, including without limitation, the Borrower’s Certificate of Incorporation, By-Laws and any other loan or security agreements to which the Borrower is a party or by which the Borrower or its property is bound.

(c)           Assuming the due filing of a financing statement in proper form with the Secretary of State of the State of Delaware, the security interest granted to the Secured Parties pursuant to this Agreement is a valid, perfected security interest in the that portion of the Collateral in which a security interest may be perfected under the UCC.

(d)           The Borrower shall not hereafter transfer, assign or otherwise dispose of the Collateral, except in the ordinary course of business, without the Agent’s prior written consent.  The Borrower shall not create, permit or suffer to exist, and shall take such other action as is necessary to remove, any claim to or interest in the Collateral, and shall defend the right, title and interest of the Secured Parties in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

SECTION 5.  Agent’s Appointment as Attorney-in-Fact.  The Borrower hereby irrevocably constitutes and appoints, from and after the occurrence of a default by the Borrower in the Obligations, the Agent and any officer or agent thereof, with full power of substitution, as the Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in the Agent’s own name as agent hereunder for the Secured Parties, from time to time in the Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this agreement and, without limiting the generality of the foregoing, hereby grant to the Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as the Agent may deem necessary or desirable to protect, perfect and validate the Secured Parties’ security interest.

The Borrower hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable so long as any amount of principal or accrued interest under the Notes remains unpaid.

The powers conferred upon the Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.  The Agent shall be accountable only for amounts that the Agent actually receives as a result of the exercise of such powers and neither the Agent nor any of its partners, officers, directors, employees or agents shall be responsible to the Borrowers or the other Secured Parties for any act or failure to act, except for the Agent’s own gross negligence or willful misconduct.

SECTION 6.  Remedies.  If a default by the Borrower in the Obligations shall have occurred and be continuing (an “Event of Default”), the Agent shall have all of the rights and remedies which secured parties may have under the UCC or other applicable law or at equity, and may do, at its option, one or more of the following, with or without further notice to the Borrower:

(i)           Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable;

(ii)           Appropriate, set off and apply to any or all of the Obligations, any or all Collateral in such manner as the Agent may determine; and/or

(iii)           Foreclose the security interest created under this Agreement or under any other agreement relating to the Collateral by any procedure permitted under the UCC, with or without judicial process.

SECTION  7.  Termination of Security Interest.  The Secured Parties’ security interest in the Collateral shall be extinguished when  the Borrower completes performance of all Obligations.

SECTION  8.  Governing Law.  This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law.  Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in or having jurisdiction over Wilmington, Delaware in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum  In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in the Notes or (ii) in any other manner permitted by law.

SECTION  9.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation and in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION  10.  General.  No Secured Party shall be deemed to have waived any of its respective rights hereunder or under any other agreement, instrument or paper signed by the Borrower unless such waiver be in writing and signed by the Agent (with respect to the Secured Parties’ rights and interest under the Notes or under this Agreement) or by such Secured Party (with respect to any other rights).  No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right.  All of the Secured Parties’ rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.  The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of the Borrower, the Agent and the Secured Parties.

SECTION 11.  Amendments.  This Agreement may be amended or modified only by a written instrument executed by each party hereto.

SECTION 12.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower, the Agent and the other Secured Parties have caused this Agreement to be duly executed as of the date first above written.

ThermoEnergy Corporation		The Quercus Trust

By:	/s/ Cary G. Bullock	By:	/s/ David Gelbaum

Empire Capital Partners, ltd By: Empire Capital Management, llc, its Investment Manager		Empire Capital Partners, lp By: Empire gp, llc, its General Partner

By:	/s/ Peter Richards	By:	/s/ Peter Richards

Empire Capital Partners Enhanced Master Fund, ltd By: Empire Capital Management, llc, its Investment Manager

By:	/s/ Peter Richards	/s/ Robert S. Trump
Robert S. Trump

Focus Fund, l.p.

By:	/s/ J. Winder Hughes III